United States
Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

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THE TARGET PORTFOLIO TRUST
(Name of Registrant As Specified In Its Charter)

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THE TARGET PORTFOLIO TRUST

International Bond Portfolio

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077

JANUARY 20, 2005

TO THE SHAREHOLDERS:

On September 1, 2004, at a regular meeting of the Board of Trustees of The Target Portfolio Trust (the Trust), the Trustees approved a new subadvisory agreement for the Trust's International Bond Portfolio (the Portfolio). The parties to the subadvisory agreement are Prudential Investments LLC (the Portfolio's investment manager), and Pacific Investment Management Company LLC (PIMCO) (the new subadviser of the Portfolio). This information statement describes the circumstances surrounding the Board's approval of the new subadvisory agreement and provides you with an overview of its terms. Prudential Investments LLC will continue as your Portfolio's investment manager. This information statement does not require any action by you. It is provided to inform you about the new subadviser.

By order of the Board,

DEBORAH A. DOCS
Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE TARGET PORTFOLIO TRUST

International Bond Portfolio

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102-4077
(800) 225-1852

INFORMATION STATEMENT

JANUARY 20, 2005

This information statement is being furnished to shareholders investing in the International Bond Portfolio (the Portfolio), which is a series of The Target Portfolio Trust (the Trust), in lieu of a proxy statement, pursuant to the terms of an order granted to us by the Securities and Exchange Commission (SEC). The order permits the Trust's manager to hire new unaffiliated subadvisers and to make certain changes to existing subadvisory contracts with the approval of the Board of Trustees, without obtaining shareholder approval.

The Trust is a management investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Delaware statutory trust. The Trust's Trustees are referred to herein as the "Board," "Board Members" or "Trustees." The Trust's principal executive office is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. The Trust consists of multiple separate investment series including the Portfolio.

We are providing shareholders investing in the Portfolio as of October 21, 2004 with this information statement. This information statement relates to the approval by the Trustees of a new subadvisory agreement dated as of October 21, 2004 between Prudential Investments LLC (PI or the Manager) and Pacific Investment Management Company LLC (PIMCO) with respect to the Portfolio, a copy of which is attached hereto as Exhibit A. PIMCO replaced Fischer Francis Trees & Watts, Inc. (FFTW) which had served as the Portfolio's subadviser. The subadvisory agreement between PI and FFTW terminated effective at the close of business on October 21, 2004, at which time PIMCO assumed responsibility for managing the Portfolio's assets. The previous subadvisory agreement between PI and FFTW, effective as of March 2, 2001, was last approved by the Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the Investment Company Act (the Independent Trustees), on May 25, 2004.

The Portfolio will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about January 20, 2005.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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The Manager

PI, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Portfolio's manager under a management agreement dated as of August 25, 1999. PI is a wholly owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. As of September 30, 2004, PI served as the investment manager to all of the Prudential U.S. and offshore registered investment companies, and as the administrator to closed-end investment companies, with aggregate assets of approximately $88.4 billion. Information concerning the Portfolio's current management arrangements can be found in Exhibit B. Information concerning officers of the Portfolio is set forth in Exhibit C.

Shareholder Reports

The Trust's most recent annual report for the fiscal year ended December 31, 2003 has been sent to shareholders, and may be obtained without charge by writing to the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of any class of the Portfolio is set forth in Exhibit E.

NEW SUBADVISORY AGREEMENT

On September 1 2004, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Agreement and the recommendation by PI to replace PIMCO as the Portfolio's subadviser. At that time, the Trustees also unanimously approved termination of the previous subadvisory agreement between PI and FFTW. The Trustees decided to appoint PIMCO as the Portfolio's new subadviser after PI informed the Board that they no longer wished to retain FFTW to provide investment advisory services to the Portfolio and notified FFTW of their intention to terminate the subadvisory agreement for business reasons, as described below.

The Subadvisory Agreement contains terms and conditions similar to those of the subadvisory agreement with FFTW, except as more fully described below under "Board Consideration of Subadvisory Agreement." See also "Terms of Subadvisory Agreement" below for a description of the new agreement. PIMCO renders investment advice to the Portfolio in accordance with the investment objective and policies of the Portfolio as established by the Board and also makes investment decisions to purchase and sell securities on behalf of the Portfolio, subject to the supervision of PI. PI, not the Portfolio, pays an advisory fee to the subadviser. Therefore, the change in subadviser does not mean any change in advisory fees paid by the Portfolio.

Section 15 of the Investment Company Act requires that a majority of a mutual fund's outstanding voting securities approve the Portfolio's subadvisory agreements. However, on September 11, 1996, the SEC issued an order granting exemptive relief from certain requirements of Section 15 to PI and any future open-end management investment company managed by PI, provided that such investment company complies with the conditions of the order. According to the SEC's order, which is subject to a number of conditions, PI may enter into subadvisory agreements on behalf of certain funds without receiving prior shareholder approval.

Board Consideration of Subadvisory Agreement

At a regular in-person meeting of the Board at which a majority of the Trustees were in attendance (including a majority of the Independent Trustees), the Board of Trustees considered whether the approval of the Subadvisory Agreement was in the best interests of the Portfolio. Before approving the new Subadvisory Agreement, the Trustees reviewed performance, compliance and organizational materials regarding PIMCO and received formal presentations from PI at their September 1, 2004 meeting. Representatives of PIMCO participated in the discussions with the Trustees at the meeting.

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In their presentation to the Trustees, PI explained that the replacement of FFTW was necessitated by FFTW's change in its long-time management structure as well as FFTW's decision to relocate its portfolio construction for all international bond portfolios from their New York office to their London office. PI believes that these changes would have a significant and lasting effect on the Portfolio's performance.

PI advised the Trustees that following a research screening process intended to identify potential advisers, they had recommended that the Trustees approve a new subadvisory agreement with PIMCO to manage the Portfolio. Among the factors considered by the Trustees in approving the selection of PIMCO were the following:

•  The performance of PIMCO with respect to similar portfolios managed by PIMCO, which demonstrated historically strong and consistent performance relative to industry benchmarks and other investment advisers specializing in international bond portfolios;

•  PIMCO's size, which enables it to get "first pick" and often favorable pricing on new bond issuance; and

•  The sophisticated and comprehensive risk management process used by PIMCO for the identification and selection of portfolio securities.

The Trustees discussed and reviewed the terms of the Subadvisory Agreement. The material terms of the Subadvisory Agreement were substantially similar to those in the prior subadvisory agreement in effect with FFTW, except for the fees to be paid to PIMCO. The fee to be paid by PI to PIMCO is lower than the fee formerly paid by PI to FFTW. For the fiscal year ended December 31, 2003, FFTW received $98,976 for advising the Portfolio.

Based upon their review, the Trustees concluded that the Subadvisory Agreement with PIMCO would be in the best interests of the Portfolio and its investors. Accordingly, after consideration of the above factors, and such other factors and information as they deemed relevant, the Trustees, including the Independent Trustees, unanimously approved the Subadvisory Agreement.

Information Concerning PIMCO

PIMCO, a Delaware limited liability company, is a majority-owned subsidiary of Allianz Global Investors of America L.P. (AGI) (previously Allianz Dresdner Asset Management of America L.P.). Allianz Aktiengesellschaft (Allianz AG) is the indirect majority owner of AGI. Allianz AG is a European-based, multinational insurance and financial services holding company. Pacific Life Insurance Company holds an indirect minority interest in AGI. PIMCO has specialized in fixed income investing since the firm was established in 1971. As of September 30, 2004, PIMCO had approximately $415 billion in assets under management. PIMCO's address is 840 Newport Center Drive, Newport Beach, California 92660.

Exhibit D contains information about the other mutual funds managed by PIMCO with investment objectives and strategies similar to those of the Portfolio. Exhibit D also lists the principal executive officers and directors of PIMCO.

Terms of the Subadvisory Agreement

The following summary of the Subadvisory Agreement is qualified in its entirety by reference to the copy of the Subadvisory Agreement attached as Exhibit A to this information statement.

Under the Subadvisory Agreement, PIMCO is compensated by PI (and not the Portfolio) at an annual rate of 0.250% of the average daily net assets of the Portfolio. Under the previous subadvisory agreement, FFTW was compensated by PI (and not the Portfolio) at an annual rate of 0.30% of the average daily net assets of the Portfolio.

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The Subadvisory Agreement provides that, subject to PI and the Board of Trustees' supervision, PIMCO is responsible for managing the investment operations of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, PIMCO will provide PI with all books and records relating to the transactions they execute and render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution, and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Portfolio, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, (2) the Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Portfolio's management agreement with PI, and (3) the Subadvisory Agreement may be terminated at any time by PIMCO or PI on not more than 60 days' nor less than 30 days' written notice to the other party to the Subadvisory Agreement.

The Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, PIMCO will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

Shareholder Proposals

As a Delaware statutory trust, the Trust is not required to hold annual meetings of shareholders and the Trustees currently do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Portfolio must be received by the Portfolio a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Portfolio's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs
Secretary

Dated: January 20, 2005

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EXHIBIT A

THE TARGET PORTFOLIO TRUST

International Bond Portfolio

Subadvisory Agreement

Agreement made as of this 21st day of October 2004 between Prudential Investments LLC (PI or the Manager), a New York limited liability company and Pacific Investment Management Company LLC (PIMCO or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated November 9, 1992, as amended, with The Target Portfolio Trust, a Delaware statutory trust (the Fund) and a diversified, open-end management investment company registered under the Investment Company Act of 1940 as amended (the 1940 Act), pursuant to which PI acts as Manager of the Fund; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the Fund and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Fund, referred to herein as the Fund) and to manage such portion of the Fund as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1.  (a) Subject to the supervision of the Manager and the Board of Trustees of the Fund, the Subadviser shall manage such portion of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:

(i)  The Subadviser shall provide supervision of such portion of the Fund's investments as the Manager shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Declaration of Trust, By-Laws and Prospectus of the Fund provided to it by the Manager (the Fund Documents) and with the instructions and directions of the Manager and of the Board of Trustees of the Fund, co-operate with the Manager's (or its designee's) personnel responsible for monitoring the Fund's compliance and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Manager shall provide Subadviser timely with copies of any updated Fund documents.

(iii)  The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Fund's portfolio, as applicable, and will place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Wachovia Securities, LLC or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Board of Trustees may direct from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Manager or Subadviser to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager or the Subadviser with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

(iv)  The Subadviser shall maintain all books and records with respect to the Fund's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Fund's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its key personnel familiar with the Fund for consultation with any of the Trustees or officers or employees of the Fund with respect to any matter discussed herein, including, without limitation, the valuation of the Fund's securities. Notwithstanding the foregoing, the Manager acknowledges and agrees that PIMCO is not a pricing vendor for the Fund and does not have responsibility for determining the price of any security in the calculating the Fund's NAV.

(v)  The Subadviser, an affiliate or a third party retained by Subadviser to provide administrative services, currently, State Street Investment Manager Solutions ("SSIMS"), shall provide the Fund's Custodian on each business day with information relating to all transactions concerning the portion of the Fund's assets it manages, and shall provide the Manager with such information upon request of the Manager. The Subadvisor shall remain liable as if such services were provided directly.

(vi)  The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Fund in a "manager-of-managers" style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Fund's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Fund's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii)  The Subadviser acknowledges that the Manager and the Fund intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Fund with respect to transactions in securities for the Fund's portfolio or any other transactions of Fund assets.

(vii)  The Subadviser is authorized, in its capacity as agent for the Fund pursuant to this Agreement, enter into agreements and execute any documents (which shall include the Master ISDA Agreement and Credit Support Annex, Master Forward Agreement, Master Repurchase Agreement, Master Securities Loan Agreement) required to make investments pursuant to and in compliance with the Fund's Prospectus, as such Prospectus may be amended from time to time.

(b)  The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Fund to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c)  The Subadviser shall keep the Fund's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Manager all information relating to the Subadviser's services hereunder needed by the Manager to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d)  In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures reasonably designed to prevent violation of the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e)  The Subadviser shall furnish to the Manager copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f)  The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund's portfolio, subject to such reporting and other requirements as shall be established by the Manager.

2.  (a) The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund's custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Fund that affect the duties of the Subadviser).

(b)  Other than with respect to securities lending transactions initiated by the Subadviser, the Manager or the Fund's custodian shall be responsible for ensuring that the securities or other assets in the Fund's portfolio are available for sale at all times. The Manager or the Fund's Custodian shall be liable for any loss resulting from the sale by the Subadviser of a security that is not available in the Fund's portfolio for settlement as a result of securities lending transactions initiated and directed by a party other than the Subadviser. Subject to the Subadviser's applicable standard of care as set forth herein, to the extent that the Subadviser initiates any securities lending transactions, the Subadviser shall be responsible for ensuring that the securities involved in such transactions are available to settle any trades initiated by the Subadviser.

(c)  The Manager represents and warrants that it is a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act of 1933, as amended, and will promptly notify the Subadviser if it ceases to be a QIB.

3.  For the services provided and the expenses assumed pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund's average daily net assets of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Manager to the Subadviser under this Agreement is contingent upon the Manager's receipt of payment from the Fund for management services described under the Management Agreement between the Fund and the Manager. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

4.  The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Manager's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5.  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Fund at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 840 Newport Center Drive, Newport Beach, CA 92660, Attention: Chief Legal Officer, with a copy to: Stephen B. Beaumont.

6.  Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Fund to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.  During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.  The Subadviser is expressly authorized to rely upon any and all instructions, approvals and notices given on behalf of the Fund by any one or more of those persons designated as representatives of the Manager. Manager shall provide Subadviser with a list of designated representatives of the Fund from time to time. The Subadviser shall continue to rely upon such list until notified by the Manager to the contrary.

9.  Concurrently with the execution of this Agreement, the Subadviser is delivering to the Manager a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Manager acknowledges receipt of such copy. The Subadviser has also delivered to the Manager a copy of its Disclosure Document dated September 1, 2004, on file with the Commodity Futures Trading Commission. The Manager hereby acknowledges receipt of such copy.

10.  This Agreement may be amended by mutual consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

11.  This Agreement shall be governed by the laws of the State of New York.

12.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

BY:  /S/  LAURIE A. CAMPBELL

Name:  Laurie A. Campbell

Title:  Senior Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

BY:  /S/  WILLIAM R. BENZ

Name:  William R. Benz

Title:  Managing Director

Schedule A

THE TARGET PORTFOLIO TRUST

International Bond Portfolio

As compensation for services provided by Pacific Investment Management Company LLC, Prudential Investments LLC will pay PIMCO a fee equal, on an annualized basis, to the following:

Fund	Advisory Fee
International Bond Portfolio	0.25% on all assets

Dated as of October 21, 2004.

EXHIBIT B

MANAGEMENT OF THE TRUST

The Manager

Prudential Investments LLC (PI), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, serves as the Portfolio's Manager under a management agreement (the Management Agreement) dated as of August 25, 1999, and renewed thereafter as required by the Investment Company Act.

The Management Agreement was last approved by the Trustees of the Trust, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on May 25, 2004.

Terms of the Management Agreement

Pursuant to the Management Agreement for the Trust, PI is subject to the supervision of the Trustees and, in conformity with the stated policies of the Portfolio, manages both the investment operations of the Portfolio, and the composition of the Portfolio's investment portfolio, including the purchase, retention and disposition of portfolio securities. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Portfolio. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements.

The Manager reviews the performance of all subadvisers engaged for the Portfolio, and makes recommendations to the Trustees with respect to the retention and renewal of contracts. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager also administers the Portfolio's business affairs and, in connection therewith, furnishes the Portfolio with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Bank of New York (the Portfolio's custodian), and Prudential Mutual Fund Services LLC (PMFS), the Portfolio's transfer and dividend disbursing agent. The management services of the Manager for the Portfolio are not exclusive under the terms of the Management Agreement and the Manager is free to, and does, render management services to others.

The Manager has authorized any of its Trustees, officers and employees who have been elected as Trustees or officers of the Trust to serve in the capacities in which they have been elected. All services furnished by the Manager under the Management Agreement may be furnished by any such Trustees, officers or employees of the Manager.

In connection with its management of the business affairs of the Fund, the Manager bears the following expenses:

(a)  the salaries and expenses of all of its and the Portfolio's personnel, except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Portfolio's subadvisers;

(b)  all expenses incurred by the Manager or by the Portfolio in connection with managing the ordinary course of the Portfolio's business, other than those assumed by the Portfolio, as described below; and

(c)  the fees payable to each subadviser pursuant to the subadvisory agreement between the Manager and each subadviser.

For itsr services, the Manager is compensated by the Portfolio at the rate of 0.50% of the Portfolio's average daily net assets.

Under the terms of the Management Agreement, the Trust is responsible for the payment of the following expenses: (a) the fees payable to the Manager, (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's subadvisers, (c) the fees and certain expenses of the Trust's custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with their obligation of maintaining required records of the Trust and of pricing Trust shares, (d) the charges and expenses of the Trust's legal counsel and independent accountants, (e) brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions, (f) all taxes and corporate fees payable by the Trust to governmental agencies, (g) the fees of any trade associations of which the Trust may be a member, (h) the cost of share certificates representing shares of the Trust, (i) the cost of fidelity and liability insurance, (j) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the SEC and qualifying the Trust's shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes, (k) allocable communications expenses with respect to investor services and all expenses of shareholder and Board meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders in the amount necessary for distribution to the shareholders, and (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

The Management Agreement provides that the Manager will not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which the Management Agreement relates, except a loss resulting from willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act. The Management Agreement also provides that it will terminate automatically if assigned and that it may be terminated without penalty by the Trustees of the Trust, by vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act) or by PI, upon not more than 60 days' nor less than 30 days' written notice to the Portfolio.

Information About PI

PI is a wholly-owned subsidiary of PIFM Holdco, Inc., which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential's address is Prudential Plaza, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

PI acts as manager or co-manager for the following investment companies, in addition to the Trust:

American Skandia Trust, Cash Accumulation Trust, Dryden Ultra Short Bond Fund, Nicholas-Applegate Fund, Inc., (Nicholas-Applegate Growth Equity Fund), Dryden California Municipal Fund, Jennison Equity Fund, Inc.; Prudential's Gibraltar Fund, Inc.; Dryden Global Total Return Fund, Inc.; Dryden Government Income Fund, Inc., Dryden Government Securities Trust, Dryden High Yield Fund, Inc., Dryden Index Series Fund, Prudential Institutional Liquidity Portfolio, Inc., MoneyMart Assets, Inc., Dryden Municipal Bond Fund, Dryden Municipal Series Fund, Jennison Natural Resources Fund, Inc., Strategic Partners Real Estate Securities Fund, Jennison Sector Funds, Inc., Dryden Short-Term Bond Fund, Inc., Jennison Small Company Fund, Inc., Prudential Tax-Free Money Fund, Inc., Dryden Tax-Managed Funds, Dryden Tax-Managed Small Cap Fund, Inc., Dryden Total Return Bond Fund, Inc., Jennison 20/20 Focus Fund, Jennison U.S. Emerging Growth Fund, Inc., Jennison Value Fund, Prudential World Fund, Inc., Special Money Market Fund, Inc., Strategic Partners Asset Allocation Funds, Strategic Partners Mutual Funds, Inc., Strategic Partners Opportunity Funds, Strategic Partners Style Specific Funds, The Prudential Investment Portfolios, Inc., The Prudential Variable Contract Account-2, The Prudential Variable Contract Account-10, and The Prudential Variable Contract Account-11.

PI's Officers

The business and other connections of PI's principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position With PI	Principal Occupations
Robert F. Gunia	Executive Vice President and Chief Administrative Officer	President (since April 1999) of Prudential Investment Management Services LLC (PIMS); Corporate Vice President (since September 1997) of The Prudential Insurance Company of America (Prudential); Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc, American Skandia Advisory Services, Inc., and American Skandia Fund Services, Inc.; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; formerly Senior Vice President (March 1987-May 1999) of Prudential Securities Incorporated (Prudential Securities); Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

William V. Healey	Executive Vice President and Chief Legal Officer	Vice President and Associate General Counsel (since 1998) of Prudential; Senior Vice President, Chief Legal Officer and Secretary (since December 1998) of Prudential Investment Management Services LLC; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Mutual Fund Services LLC; Vice President and Secretary (since October 1998) of Prudential Investment Management, Inc.; Executive Vice President and Chief Legal Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc.; Director (June 1999-June 2002 and June 2003-present) of ICI Mutual Insurance Company; prior to August 1998, Associate General Counsel of the Dreyfus Corporation (Dreyfus), a subsidiary of Mellon Bank, N.A. (Mellon Bank), and an officer and/or director of various affiliates of Mellon Bank and Dreyfus.

Kevin B. Osborn	Executive Vice President	Executive Vice President and Trustee of American Skandia Investment Services, Inc. and Executive Vice President and Trustee of American Skandia Advisory Services, Inc.

Stephen Pelletier	Executive Vice President	Executive Vice President, PI.

Judy A. Rice	Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer	Officer-in-Charge, Trustee, President, Chief Executive Officer and Chief Operating Officer of American Skandia Investment Services, Inc.; Officer-in-Charge, Trustee, President and Chief Executive Officer of American Skandia Fund Services, Inc.; Officer-in-Charge, Trustee, President, Chief Executive Officer and Chief Operating Officer of American Skandia Advisory Services, Inc.

Philip N. Russo	Executive Vice President, Chief Financial Officer and Treasurer	Trustee of Jennison Associates LLC; Executive Vice President and Trustee of American Skandia Investment Services, Inc. and Executive Vice President and Trustee of American Skandia Advisory Services, Inc.

Name	Position With PI	Principal Occupations
David R. Odenath, Jr.	Executive Vice President	President of Prudential Annuities (since August 2002); Executive Vice President (since May 2003) of American Skandia Investment Services, Inc; Chief Executive Officer and Director (since May 2003) of American Skandia Life Assurance Corporation, American Skandia Information Services and Technology Corporation and Skandia U.S. Inc.; President, Chief Executive Officer and Director (since May 2003) of American Skandia Marketing, Inc.; Formerly President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (1999-2003) of PI; Senior Vice President (since June 1999) of Prudential; formerly Senior Vice President (August 1993-May 1999) of PaineWebber Group, Inc.

Deborah A. Docs	Vice President and Assistant Secretary	Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

Jonathan D. Shain	Vice President and Assistant Secretary	Vice President and Corporate Counsel (since August 1998) of Prudential; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Fund Services, Inc.

The Distributor and Transfer Agent

Prudential Investment Management Service LLC (PIMS or the Distributor), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, acts as the distributor of the shares of the Portfolio under a distribution agreement with the Trust. The Distributor is a subsidiary of Prudential.

The Trust's transfer agent for the fiscal year ending December 31, 2004 was Prudential Mutual Fund Services LLC (PMFS), 100 Mulberry Street, Newark, NJ 07102. PMFS received $60,800 for its services in connection with the Portfolio during the fiscal year ended December 31, 2003.

Brokerage

During the fiscal year ended December 31, 2003, the Portfolio paid no commissions to any affiliated broker dealers.

EXHIBIT C

OFFICER INFORMATION

Name (Age)	Office(s) With the Trust	Principal Occupations
Lee D. Augsburger (46)	Chief Compliance Officer	Vice President and Chief Compliance Officer (since May 2003) of PI; Vice President and Chief Compliance Officer (since October 2000) of Prudential Investment Management, Inc.; formerly Vice President and Chief Legal Officer-Annuities (August 1999-October 2000) of Prudential Insurance Company of America; Vice President and Corporate Counsel (November 1997-August 1999) of Prudential Insurance Company of America.

Judy A. Rice (56)	President	President, Chief Executive Officer, Chief Operating Officer and Officer-In-Charge (since 2003) of PI; Trustee, Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer (since May 2003) of American Skandia Advisory Services, Inc. and American Skandia Investment Services, Inc.; Trustee, Officer-in-Charge, President, Chief Executive Officer (since May 2003) of American Skandia Fund Services, Inc.; Vice President (since February 1999) of Prudential Investment Management Services LLC; President, Chief Executive Officer and Officer-In-Charge (since April 2003) of Prudential Mutual Fund Services LLC; formerly various positions to Senior Vice President (1992-1999) of Prudential Securities; and various positions to Managing Trustee (1975-1992) of Salomon Smith Barney; Member of Board of Governors of the Money Management Institute.

Robert F. Gunia (58)	Vice President	Chief Administrative Officer (since June 1999) of PI; Executive Vice President and Treasurer (since January 1996) of PI; President (since April 1999) of Prudential Investment Management Services LLC (PIMS); Corporate Vice President (since September 1997) of The Prudential Insurance Company of America (Prudential); Director, Executive Vice President and Chief Administrative Officer (since May 2003) of American Skandia Investment Services, Inc, American Skandia Advisory Services, Inc., and American Skandia Fund Services, Inc.; Executive Vice President (since March 1999) and Treasurer (since May 2000) of Prudential Mutual Fund Services LLC; formerly Senior Vice President (March 1987-May 1999) of Prudential Securities Incorporated (Prudential Securities); Vice President and Director (since May 1989) and Treasurer (since 1999) of The Asia Pacific Fund, Inc.

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Name (Age)	Office(s) With the Trust	Principal Occupations
William V. Healey (51)	Chief Legal Officer	Vice President and Associate General Counsel (since 1998) of Prudential; Executive Vice President and Chief Legal Officer (since February 1999) of PI; Senior Vice President, Chief Legal Officer and Secretary (since December 1998) of Prudential Investment Management Services LLC; Executive Vice President and Chief Legal Officer (since February 1999) of Prudential Mutual Fund Services LLC; Vice President and Secretary (since October 1998) of Prudential Investment Management, Inc.; Executive Vice President and Chief Legal Officer (since May 2003) of American Skandia Investment Services, Inc., American Skandia Fund Services, Inc. and American Skandia Advisory Services, Inc.; Director (June 1999-June 2002 and June 2003-present) of ICI Mutual Insurance Company; prior to August 1998, Associate General Counsel of the Dreyfus Corporation (Dreyfus), a subsidiary of Mellon Bank, N.A. (Mellon Bank), and an officer and/or director of various affiliates of Mellon Bank and Dreyfus; Assistant Secretary (since June 2004) of The Asia Pacific Fund, Inc.

Maryanne Ryan (40)	Anti-Money Laundering Compliance Officer	Vice President, Prudential Insurance (since November 1998), First Vice President Prudential Securities (March 1997-May 1998); Anti-Money Laundering Officer (since 2003) of American Skandia Investment Services, Inc., American Skandia Advisory Services, Inc. and American Skandia Marketing, Inc.

Grace C. Torres (45)	Treasurer and Principal Financial and Accounting Officer	Senior Vice President (since January 2000) of PI; Senior Vice President and Assistant Treasurer (since May 2003) of American Skandia Investment Services, Inc. and American Skandia Advisory Services, Inc.; formerly First Vice President (December 1996-January 2000) of PI and First Vice President (March 1993-1999) of Prudential Securities.

Deborah A. Docs (46)	Secretary	Vice President and Corporate Counsel (since January 2001) of Prudential; Vice President and Assistant Secretary (since December 1996) of PI; Vice President and Assistant Secretary (since May 2003) of American Skandia Investment Services, Inc.

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EXHIBIT D

OTHER FUNDS MANAGED BY PIMCO

The following table sets forth information relating to the other registered investment company portfolios for which PIMCO acts as an investment adviser or subadviser with investment objectives, policies and strategies that are substantially similar to those of the Portfolio.

Fund	Annual Management Fee (as a% of average net assets)	Approximate Net Assets as of 12/31/04
Target Portfolio Trust: Total Return Bond Portfolio	0.25% on all assets	$179 million
Target Portfolio Trust: Intermediate-Term Bond Portfolio	0.25% on all assets	$299 million

MANAGEMENT OF PIMCO

The table below lists the name, address, position with PIMCO and principal occupation during the past five years for the principal directors and executive officers of PIMCO.

Name and Address*	Position with PIMCO and Principal Occupation
William H. Gross, CFA	Mr. Gross is a founder and Managing Director of Pacific Investment Management Company (PIMCO) and has been associated with PIMCO for more than thirty-three years. Mr. Gross serves as Chief Investment Officer of PIMCO.

Brent R. Harris, CFA	Mr. Harris is a Managing Director, and member of PIMCO's Executive Committee. He also serves as Chairman and President of PIMCO Strategic Global Government Fund, Inc., Chairman, PIMCO Funds and Chairman, PIMCO Commercial Mortgage Securities Trust, Inc. Mr. Harris joined PIMCO in 1985.

Brent L. Holden, CFA	Mr. Holden is a Managing Director, account manager and senior member of PIMCO's investment strategy group. In addition to his institutional client servicing responsibilities, he is involved in managing PIMCO's overall client servicing efforts. Mr. Holden joined PIMCO in 1989.

William C. Powers	Mr. Powers is a Managing Director and a senior member of PIMCO's portfolio management and investment strategy groups. He joined PIMCO in 1991.

William S. Thompson	Mr. Thompson is a Managing Director and Chief Executive Officer of PIMCO and serves as Chairman of PIMCO's Executive Committee. Additionally, he is a member of both the Management Board and the Executive Committee of Allianz Global Investors (AGI), PIMCO's parent company. Mr. Thompson joined PIMCO in 1993.

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Name and Address*	Position with PIMCO and Principal Occupation
Richard M. Weil	Mr. Weil is a Managing Director and Chief Operating Officer of PIMCO and he serves on the PIMCO Executive committee. He also serves on the seven member global Executive Committee for Allianz Dresdner Asset Management, the governing body of asset management in the Allianz Group. Mr. Weil previously was the Chief Operating Officer of the PIMCO Advisors L.P. equity division, primarily responsible for Oppenheimer Capital and PIMCO Equity Advisors. He also served as Managing Director and General Counsel of PIMCO Advisors L.P. and led its corporate services division. Mr. Weil joined PIMCO in 1996.

*  The address of each person is Pacific Investment Management Company LLC, 840 Newport Center Drive, Newport Beach, California 92660.

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EXHIBIT E

SHAREHOLDER INFORMATION

As of January 7, 2005 the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of January 7, 2005, the owners, directly or indirectly, of more than 5% of any class of the outstanding shares of the Portfolio were as follows:

Name	Address	Shares/%
Prudential Investment Management FBO Mutual Fund Clients Attn: PruChoice Unit	100 Mulberry St. Newark, NJ 07102	5,282,072/96.1%

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